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                                                                     EXHIBIT 5.1



January 20, 2004


Asset Acceptance Capital Corp.
6985 Miller Road
Warren, Michigan  48092

         Re:      Registration Statement on Form S-1 (File No. 333-109987) for
                        Asset Acceptance Capital Corp.

Ladies and Gentlemen:

         We have acted as counsel for Asset Acceptance Capital Corp., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "SEC") on October 24, 2003, as amended by Amendment Nos. 1 and 2 thereto filed with the SEC on December 24, 2003 and January 20, 2004, respectively (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 8,050,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company (the "Shares"). The Shares, which include 1,050,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold to the underwriters as described in such Registration Statement for the sale to the public or issued to the representatives of the underwriters.

         In our capacity as your counsel, we have examined the proceedings proposed to be taken in connection with this sale and issuance of the Shares and we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions set forth herein.

         Based upon the foregoing, we are of the opinion that:

                  1. The Company has been duly incorporated and is in good standing under the laws of the state of Delaware.

                  2. The Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.



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         We hereby consent to the inclusion of this opinion as Exhibit 5.1 of the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

DYKEMA GOSSETT PLLC



/s/ DYKEMA GOSSETT PLLC